UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2010

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Investment and Contribution Agreement dated October 30, 2008, to which the Company is a party, Harris Bankcorp, Inc., a U.S. subsidiary of the Bank of Montreal, which, together with its subsidiaries is referred to as BMO Financial Group, has the right to nominate two directors to the Company’s Board of Directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company. As a result of changes in his responsibilities, Barry M. Cooper will relinquish his role as one of BMO Financial’s director nominees on the Virtus board at such time as a replacement nominee has been considered and approved by the Governance Committee and Virtus board. A replacement nominee has been submitted by BMO Financial for consideration at the January 28 committee and board meetings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Virtus Investment Partners, Inc., dated January 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: January 21, 2010	By:	/S/ MICHAEL A. ANGERTHAL
	Name:	Michael A. Angerthal
	Title:	Chief Financial Officer